EXHIBIT 10C

                 FIRST ADDENDUM TO ATTORNEY-CLIENT FEE AGREEMENT
                               WITH JONATHAN SMALL

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                                 LAW OFFICES OF
                                JONATHAN L. SMALL
                         4500 WILSHIRE BLVD., SUITE 210
                       LOS ANGELES, CALIFORNIA 90010-3887
                               TEL: (213) 954-1590
                               FAX: (213) 954-9758

                                December 11, 1996

Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, California  92614

         RE:      First Addendum to Attorney-Client Fee Agreement

Gentlemen:

         This letter will serve as the First Addendum to my Attorney - Client Fee Agreement (the "Agreement") dated July 20, 1995 with Nona Morelli's II, Inc. (the "Company"). This Addendum will confirm that as soon as practicable following execution of this Addendum the Company agrees to include in a Form S-8 Registration Statement at its expense an additional 11,000 shares in order to pay for professional services invoiced in connection with the Michael Savage lawsuit.

         If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.


                                        Very truly yours,

                                        /s/  Jonathan L. Small
                                        ---------------------------------------
                                             Jonathan L. Small

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED.

NONA MORELLI'S II, INC.

By:  /s/  Fred G. Luke
     -----------------------------
Name:     Fred G. Luke
Title:    Chief Executive Officer